UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.)

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FNCB Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

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FNCB Bancorp, Inc.

Supplement to Proxy Statement dated April 17, 2017

This supplement dated April 20, 2017 ( the “Supplement”), to the definitive proxy statement on Schedule 14A of FNCB Bancorp, Inc. (“FNCB”) filed with the Securities and Exchange Commission on April 17, 2017 (the “Proxy Statement”) relating to FNCB’s 2017 Annual Meeting of Shareholders to be held on May 17, 2017, is solely to correct certain inadvertent errors with respect to the 2016 compensation data set forth in the “Summary Compensation Table” and the annual contributions to the SERP set forth in the “Schedule of All Other Compensation.” Both tables appear on page 32 of the Proxy Statement.

Set forth below are an amended and restated Summary Compensation Table and an amended and restated Schedule of All Other Compensation, which replace in their entirety the Summary Compensation Table and Schedule of All Other Compensation table appearing on page 32 of the Proxy Statement. The footnotes to the Summary Compensation Table are unrevised and are presented solely for completeness.

Summary Compensation Table

Shown below is information concerning the annual compensation for services in all capacities to FNCB and the Bank for the fiscal years ended December 31, 2016, 2015, and 2014 paid to or earned by our named executive officers for 2016.

Name and Principal Position	Year	Salary	Non Equity Incentive Plan Awards (1)	Stock Awards (2)	Change in pension value and non- qualified deferred compensation earnings (3)	All Other Compensation	Total
Gerard A. Champi, President and Chief	2016	$275,477	$80,000	$52,535	$7,986	$96,269	512,267
Executive Officer of FNCB and the Bank and	2015	252,292	45,000	72,133	5,614	65,545	440,584
former Chief Operating Officer of the Bank (4)	2014	242,455	-	42,511	3,968	14,438	303,372

James M. Bone, Jr., Executive Vice President	2016	$222,333	$40,000	$35,945	$2,212	$51,975	352,465
and Chief Financial Officer/	2015	206,746	38,000	58,333	710	62,557	366,346
Treasurer of FNCB and the Bank	2014	195,504	-	35,811	502	12,962	244,779

Brian C. Mahlstedt, Executive Vice President	2016	$205,408	$37,000	$33,180	$2,649	$48,836	327,073
and Chief Lending Officer of the Bank	2015	189,885	35,000	52,008	1,505	41,131	319,529
	2014	177,517	-	23,081	1,064	9,733	211,395

Mary C. Cummings, Senior Vice President	2016	$174,288	$18,000	$17,143	$-	$3,666	213,097
and General Counsel of the Bank	2015	162,823	18,000	27,571	-	1,254	209,648
	2014	153,773	-	18,391	-	-	172,164

Lisa L. Kinney, Senior Vice President	2016	$144,208	$14,000	$13,825	$550	$5,328	177,911
and Retail Lending Officer of the Bank

Steven R. Tokach, Former President and Chief	2016	$203,746	$-	$25,486	$-	$6,332	235,564
Executive Officer of FNCB and the Bank (5)	2015	318,292	55,000	91,108	-	7,021	471,421
	2014	308,422	-	51,221	-	9,600	369,243

___________________________

(1) The amounts listed represent the amounts earned by the named executive officers under FNCB’s EIP for each fiscal year.

(2) The amounts listed represent the grant date fair market value of the shares computed in accordance with ASC Topic 718. Additional information about FNCB’s accounting for stock-based compensation is contained in Note 2 and Note 13 of FNCB’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016.

(3) The amounts listed reflect on the earnings on the balances in the named executive officers non-qualified deferred compensation plan accounts.

(4) Mr. Champi was appointed President and Chief Executive Officer of FNCB and the Bank effective July 1, 2016. Previously, Mr. Champi served as Chief Operating Officer of FNCB and the Bank.

(5) Mr. Tokach retired as the President and Chief Executive Officer of FNCB and the Bank effective June 30, 2016.

The following table provides the detail for the amount presented under “All Other Compensation” paid to or earned by each of FNCB’s named executive officers for the 2016 fiscal year.

	Gerard A.	James M.	Brian C.	Mary C.	Lisa L.	Steven R.
Benefits and Perquisites	Champi	Bone, Jr.	Mahlstedt	Cummings	Kinney	Tokach
FNCB annual contributions to SERP	$35,000	$25,000	$20,000	$-	$-	$-
FNCB performance-based contribution to SERP	45,000	15,000	17,000	-	-	-
FNCB contributions to 401(k) Plan	5,300	4,145	4,108	3,666	2,944	-
Automobile allowance	3,245	2,845	3,258	-	2,384	6,077
Country club dues	7,580	4,850	4,470	-	-	255
Split dollar life insurance premiums	144	135	-	-	-	-
Total	$96,269	$51,975	$48,836	$3,666	$5,328	$6,332

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The date of this Supplement is April 20, 2017, and the date on which FNCB first intends to release this Supplement to its shareholders is April 24, 2017.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not yet voted, please do so as soon as possible either by signing, dating and returning the proxy card you received with the Proxy Statement, or via the Internet or telephone using the voting instructions indicated on the proxy card you received with the Proxy Statement.

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